NINTH AMENDMENT
FORUM FUNDS DISTRIBUTION AGREEMENT

This Ninth Amendment (the “Amendment”) to the Distribution Agreement (the “Agreement”) dated as of May 31, 2017, by and between Forum Funds (the “Trust”) and Foreside Fund Services, LLC (“Distributor”), is entered into as of October 12, 2020 (the “Effective Date”).

WHEREAS, the Trust and Distributor (the “Parties”) desire to amend Appendix A of the Agreement to reflect an updated list of Funds and classes of shares; and

WHEREAS, Section 17(b) of the Agreement requires that all amendments to the Agreement be made in writing and executed by all parties.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

2.	Appendix A to the Agreement is hereby deleted in its entirety and replaced by Appendix A attached hereto to reflect the removal of the LMCG International Small Cap Fund.

3.	Except as expressly amended hereby, all of the provisions of the Agreement are restated and in full force and effect to the same extent as if fully set forth herein.

4.	This Amendment shall be governed by, and the provisions of this Amendment shall be construed and interpreted under and in accordance with, the laws of the State of Delaware.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the Effective Date.

FORUM FUNDS		FORESIDE FUND SERVICES, LLC

By:	/s/ Jessica Chase	By:	/s/ Mark Fairbanks
	Jessica Chase, President		Mark Fairbanks, Vice President

AMENDED APPENDIX A TO THE
DISTRIBUTION AGREEMENT BETWEEN
FORUM FUNDS AND FORESIDE FUND SERVICES, LLC

APPENDIX A
Funds and Classes of the Trust
As of October 12, 2020

FUND NAMES	CLASS NAMES
Absolute Capital Opportunities Fund
Absolute Convertible Arbitrage Fund
Absolute Strategies Fund
Auxier Focus Fund	Investor Shares, A Shares, Institutional Shares
Beck, Mack & Oliver Partners Fund
DF Dent Midcap Growth Fund	Investor Shares, Institutional Shares
DF Dent Premier Growth Fund
DF Dent Small Cap Growth Fund	Investor Shares, Institutional Shares
Lisanti Small Cap Growth Fund
MAI Managed Volatility Fund	Investor Shares, Institutional Shares
Merk Hard Currency Fund	Investor Shares, Institutional Shares
Monongahela All Cap Value Fund
Payson Total Return Fund
Polaris Global Value Fund
The BeeHive Fund